Board of Directors
Atlas Technology Group, Inc. (formerly Tribeworks, Inc.)
Redmond, WA

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this registration statement of Atlas Technology Group, Inc. on Form S-8 of our report dated March 23, 2007 relating to the financial statements of Atlas Technology Group, Inc. (formerly Tribeworks, Inc.) as of December 31, 2006, which report appears in the annual report on Form 10-KSB of Atlas Technology Group, Inc. (formerly Tribeworks, Inc.).

Williams & Webster, P.S.
Spokane, Washington
September 12, 2007